Exhibit 99.1

PRESS RELEASE

SRI PERUVEMBA JOINS SMARTKEM BOARD OF DIRECTORS

Manchester, England – July 18, 2023 – SmartKem, Inc. (OTCQB: SMTK), a company seeking to reshape the world of electronics with its disruptive organic thin-film transistors (OTFTs) that can drive the next generation of displays, has today announced the appointment of Sri Peruvemba to its board of directors.

SmartKem CEO and Chairman, Ian Jenks, commented, “Sri has been a valued advisor of the business since he joined in 2019, and we’re delighted that he is now joining the board of directors following a successful fundraise last month. This comes in line with our strategy of expanding SmartKem’s board with additional industry experts.”

From September 2019 until his appointment to the board of directors, Mr. Peruvemba served as a consultant to SmartKem. Since July 2014, he has served as the chief executive officer of Marketer International Inc., a consulting services firm specializing in the global high-tech industry. Prior to that, from December 2009 to April 2013, Mr. Peruvemba was the chief marketing officer for E Ink Holdings, a company specializing in electronic paper displays. Since June 2020, Mr. Peruvemba has served on the board of directors of WiSA Technologies, Inc. (NASDAQ: WISA), an audio wireless technology company. He has also served as a board member of Visionect d.o.o, an electronics company in Slovenia since September 2017. Mr. Peruvemba has also served as chairman of the board of Omniply, a Montreal-based electronics and display company, since May 2020 and as board member of Edgehog Advanced Technologies an anti-reflective technology company in Canada, since January 2023. Mr. Peruvemba has a B.S. from R. V. College of Engineering, Bangalore, an M.B.A. from Barton School of Business, WSU and a post-graduate diploma in management from Indira Gandhi National University.

SmartKem’s OTCQB information can be found on the OTC Markets website: www.otcmarkets.com/stock/SMTK/overview

About SmartKem

SmartKem is seeking to reshape the world of electronics with its disruptive organic thin-film transistors (OTFTs) that have the potential to drive the next generation of displays. SmartKem’s patented TRUFLEX® semiconductor and dielectric inks, or liquid electronic polymers, are used to make a new type of transistor that could potentially revolutionize the display industry. SmartKem’s inks enable low temperature printing processes that are compatible with existing manufacturing infrastructure to deliver low-cost displays that outperform existing models. The company’s electronic polymer platform can be used in a number of display technologies including microLED, miniLED and AMOLED displays for next generation televisions, laptops, augmented reality (AR) and virtual reality (VR) headsets, smartwatches and smartphones.

SmartKem develops its materials at its research and development facility in Manchester, UK, its semiconductor manufacturing processes at the Centre for Process Innovation (CPI) at Sedgefield, UK and retains a field application office in Taiwan. The company has an extensive IP portfolio including 125 granted patents across 19 patent families and 40 codified trade secrets. For more information, visit: www.smartkem.com and follow us on LinkedIn and Twitter @SmartKemTRUFLEX.

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, the intended use of proceeds from the private placement, SmartKem’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on SmartKem Inc.’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact Details:

Selena Kirkwood, Head of Communications, SmartKem

s.kirkwood@smartkem.com

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com